UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

CORVEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 North Fairfax Drive, Suite 3230, Arlington, Virginia	22226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: ((866) GET-GPUS ((866) 438-4787)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2026, Corvex, Inc. (the “Company”) announced the appointment of Chance Moreland as Chief Financial Officer, effective June 29, 2026.

Mr. Moreland, age 44, served in a series of roles with increasing scope of responsibilities at Morgan Stanley, including as a Managing Director of Leveraged Finance from January 2022 through June 2026 and as an Executive Director of Leveraged Finance from January 2019 through January 2022. Mr. Moreland received a B.A. in Economics and a B.S. in Physics-Engineering from Washington and Lee University, an M.S. in Aeronautics and Astronautics from Stanford University, and an M.B.A. from Columbia Business School

In connection with his appointment, the Company entered into an employment agreement with Mr. Moreland (the “Employment Agreement”), pursuant to which he will receive an annual base salary of $425,000 and will be eligible to earn an annual performance bonus of up to 100% of his then current base salary.

Pursuant to the Employment Agreement, Mr. Moreland will be granted (1) 523,211 restricted stock units, which will vest in four equal annual installments, and (2) 523,211 performance stock units (“PSUs”), assuming maximum achievement of the applicable performance goals. The PSUs will become earned and vest pursuant to, and otherwise be subject to, the terms and conditions to be established by the Company for senior executives of the Company under the Company’s 2026 calendar year PSU program. The vesting of all such equity awards is subject to Mr. Moreland’s continued employment with the Company.

If Mr. Moreland is terminated without cause or resigns for good reason, he will be entitled under the Employment Agreement to receive certain severance benefits including (1) a severance payment an amount equal to one times annual base salary plus 12 months of premium payments for COBRA coverage for health, dental and vision coverage, (2) a prorated target bonus for the year of termination, (3) prorated accelerated vesting of all time-based equity awards (based on the number of days of employment during the vesting period and, with respect to each award, reduced by the number of shares or units previously vested during the vesting period), and (4) prorated accelerated vesting of all performance-based equity awards at the greater of target or actual performance (with proration based on the number of days of employment during the performance period).

J. Cogan will continue to serve as the Company’s Chief Financial Officer until Mr. Moreland’s appointment to that office effective June 29, 2026.

7.01. Regulation FD Disclosure.

The Company issued a press release, dated June 16, 2026, announcing Mr. Moreland’s appointment as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description
99.1	Press release, dated June 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEX, INC.

Date: June 16, 2026	By:	/s/ J Cogan
J Cogan
Chief Financial Officer

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